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                                                               Rule 424 (b) (3)
                                                     Registration No. 333-53819
                                                            CUSIP #:  63743HCD2

               PRICING SUPPLEMENT NO. 2205 DATED OCTOBER 23, 1998
                TO PROSPECTUS SUPPLEMENTAL DATED JUNE 16, 1998
                    AND BASE PROSPECTUS DATED JUNE 5, 1998
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
        NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                        Medium-Term Notes, Series C
        With Maturities of Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount:                $300,000,000.00

Issue Price:                     100% of Principal Amount

Original Issue Date:             10/28/98

Maturity Date:                   11/23/99

Initial Interest Rate:           Determined as described below

Base Rate:                       LIBOR Telerate

Spread:                          Plus 1 basis point

Index Maturity:		         3 months, except with respect to the
                                 Interest Reset Date on October 28, 1999, in which case the Index Maturity will be one month.

Record Dates:                    On the 13th of each January, April,
                                 July, and October

Interest Payment Dates:          On the 28th of January, April, July,
                                 October, and the Maturity Date,
                                 commencing January 28, 1999

Reset Period:                    Quarterly

Interest Reset Dates:            On the 28th of each January, April, July,
                                 and October, commencing October 28, 1998

Redemption Date:                 None

Agent's Discount or Commission:  0.050%

Agent(s):                        Lehman Brothers         ($150,000,000)
                                 Merrill Lynch & Co.     ($150,000,000)

Capacity:                        Principal

Form of Note:                    Book-Entry
(Book-Entry or Certificated)

Other Terms:                     None

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Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $3,050,000,000 and , to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $2,462,294,000 Series C have been issued.